                                                                    Exhibit 11.1


                     SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                          COMPUTATION OF EARNINGS PER SHARE


                                                   THREE MONTHS ENDED
                                                         MARCH 31,
                                                    1996         1995
                                                 ----------  ----------
                                                  (In thousands, except
                                                         share data)

PRIMARY:

Shares outstanding at beginning of period           47,916       45,021
Weighted average shares issued pursuant to:
  Acquisition agreements                                48          324
  Employee benefit plans                                33           35
  Conversion of 6-1/2% Convertible
     Subordinated Debentures due 2003                   --        1,337
  Weighted average shares repurchased                 (711)          --
Dilutive effect of outstanding stock options           500        1,236
                                                   ----------  ----------

Weighted average number of common and
  common equivalent shares outstanding              47,786       47,953
                                                   ----------  ----------
                                                   ----------  ----------

Net earnings before extraordinary loss on
  early extinguishment of debt (1)                 $15,339      $10,541
Extraordinary loss                                      --       (3,413)
                                                   ----------  ----------
Net earnings (1)                                   $15,339       $7,128
                                                   ----------  ----------
                                                   ----------  ----------
Net earnings before extraordinary loss per common
  and common equivalent share (1)                    $0.32        $0.22

Extraordinary loss                                      --        (0.07)
                                                   ----------  ----------

Net earnings per common and common
  equivalent share (1)                               $0.32        $0.15
                                                   ----------  ----------
                                                   ----------  ----------


(Continued on next page)

                                                                    Exhibit 11.1


                     SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                          COMPUTATION OF EARNINGS PER SHARE


                                                   THREE MONTHS ENDED
                                                        MARCH 31,
                                                    1996         1995
                                                 ----------   ----------
                                                  (In thousands, except
                                                        share data)

FULLY DILUTED:

Weighted average number of common and common
  equivalent shares used in primary calculation     47,786       47,953
Additional dilutive effect of stock options             31           --
Assumed conversion of dilutive convertible
  debentures                                         4,714        4,985
                                                   -------       ------
Fully diluted weighted average number of common
  and common equivalent shares outstanding          52,531       52,938
                                                   -------       ------
                                                   -------       ------
Net earnings before extraordinary loss used in
  primary calculation (1)                          $15,339      $10,541

Adjustment for reduced interest expense,
  net of interest expense related to additional
  borrowings to fund cash portion of merger
  consideration assumed paid on conversion of
  dilutive convertible debentures and net of
  related income tax benefits                          854          798
                                                   -------       ------
Adjusted net earnings before extraordinary loss
  used in fully diluted calculation                 16,193       11,339

Extraordinary loss                                      --       (3,413)
                                                   -------       ------
Net earnings (1)                                   $16,193       $7,926
                                                   -------       ------
                                                   -------       ------
Fully diluted net earnings before
  extraordinary loss per common and common
  equivalent share (1)                               $0.31        $0.21

Extraordinary loss                                      --        (0.06)
                                                   -------       ------
Fully diluted net earnings per common and
   common equivalent share (1)                       $0.31        $0.15
                                                   -------       ------
                                                   -------       ------

(1)For financial reporting purposes, a pro forma provision for income taxes has been reflected in the computation of earnings per share to present taxes on the results of operations of Golden Care for the period from January 1, 1995 to March 31, 1995, as if Golden Care had not elected S corporation status and was subject to and liable for Federal and state income taxes prior to the termination of its S corporation status. Golden Care terminated its S corporation status for Federal and state income tax purposes upon merging with the Company on May 5, 1995.